Exhibit 10.12

ND - 3 Rev 4/22 ©2022 Florida Realtors ® Nonlawyer Disclosure Instructions to Licensee : Before you begin to complete the next form, you must give this nonlawyer disclosure to the landlord or tenant for whom you are filling in the blanks . (If you are filling in the blanks for both landlord and tenant, complete two nonlawyer disclosures and give one to each . ) 1. Insert your name in the first 5 blank ” Name ” spaces and sign below . 2. Have the landlord or tenant whom you are assisting complete the provision regarding her/his ability to read English, and have her/him sign below. 3. Give this completed disclosure to the landlord or tenant, as appropriate. Keep a copy of this completed disclosure and all forms you give to the landlord or tenant in your files for at least 6 years. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - Alex Algarin told me that he/she is a nonlawyer and may not give legal ( Name ) advice, cannot tell me what my rights or remedies are, cannot tell me how to testify in court, and cannot represent me in court. Rule 10 - 2.1(b) of the Rules Regulating The Florida Bar defines a paralegal as a person who works under the supervision of a member of The Florida Bar, an out - of - state lawyer engaged in the authorized practice of law in Florida, or a foreign lawyer engaged in the authorized practice of law in Florida, and who performs specifically delegated substantive legal work for which the supervising lawyer is responsible. Only persons who meet the Alex Algarin definition may call themselves paralegals. informed me that he/she is ( Name ) not a paralegal as defined by the rule and cannot call himself/herself a paralegal. Alex Algarin told me that he/she may only type the factual information ( Name ) provided by me in writing into the blanks on the form. Except for typing, Alex Algarin ( Name ) may not tell me what to put in the form and may not complete the form for me. However, if using a form approved by the Supreme Court of Florida, Alex Algarin may ask me factual questions to fill in ( Name ) the blanks on the form and may also tell me how to file the form. Landlord or Tenant: I can read English. I cannot read English but this notice was read to me by ( Name) in which I understand. ( Language ) Landlord or Tenant signature Licensee signature Landlord or Tenant signature Serial#: 030626 - 600167 - 8487912

RESIDENTIAL LEASE FOR APARTMENT OR UNIT IN MULTI - FAMILY RENTAL HOUSING (OTHER THAN A DUPLEX) INCLUDING A MOBILE HOME,CONDOMINIUM, OR COOPERATIVE (FOR A TERM NOT TO EXCEED ONE YEAR) (Not To Be Used For Commercial, Agricultural, or Other Residential Property) WARNING: IT IS VERY IMPORTANT TO READ ALL OF THE LEASE CAREFULLY. THE LEASE IMPOSES IMPORTANT LEGAL OBLIGATIONS. AN ASTERISK (*) OR A BLANK SPA C E ( ) INDICATES A PR O VISI ON WHERE A C H O ICE O R A DE CISI ON M UST B E M ADE BY THE PARTIES. NO CHANGES OR ADDITIONS TO THIS FORM MAY BE MADE UNLESS A LAWYER IS CONSULTED. I. TERMS AND PARTIES. This is a lease (the “Lease”) for a period of 36 months (the “Lease Term”), beginning (number) October 1, 2022 and ending October 1, 2025 , between (month, day, year) (month, day, year) Y U CH I NG S U and (name of owner of the property) TOPPOINT INC (name(s) of person(s) to whom the property is leased) (In the Lease, the owner, whether one or more, of the property is called “Landlord.” All persons to whom the property is leased are called “Tenant.”) Landlord’s E - mail Address: Landlord’s Telephone Number: Tenant’s E - mail Address: Tenant’s Telephone Number: II. PROPERTY RENTED. Landlord 2301 in leases to Tenant apartment or unit no. the building located at 1900 N Bayshore Drive known as (street address) Quantum on the Bay (name of apartment or condominium) Florida 33141 , together with the following furniture and appliances: , M i a mi B ea c h , (city) ( zip c ode ) Fully furnished with refrigerator, oven, stove, washing machine, dryer, microwave [List all furniture and appliances . If none, write “none . “] (In the Lease, the property leased, including furniture and appliances, if any, is called “the Premises . “) III. COMMON AREAS . Landlord grants to Tenant permission to use, during the Lease Term, along with others, the common areas of the building and the development of which the Premises are a part . IV. RENT PAYMENTS AND CHARGES . Tenant shall pay rent for the Premises in installments of $ each on the day of each [month, week] (a “Rental Installment Period,” as used in the Lease, shall be a month if rent is paid monthly, and a week if rent is paid weekly . ) Tenant shall pay with each rent payment all taxes imposed on the rent by taxing authorities . The amount of taxes payable on the beginning date of the Lease is $ for each installment . The amount of each installment of rent plus taxes (“the Lease Payment”), as of the date the Lease begins, is $ . Landlord will notify Tenant if the amount of the tax changes . Tenant shall pay the rent and all other charges required to be paid under the Lease by cash, valid check, or money order . Landlord may appoint an agent to collect the Lease Payment and to perform Landlord’s obligations . Tenant ( ) ( ) and Landlord ( ) ( ) acknowledge receipt of a copy of this page, which is Page 1 of 18 . RLAUCC - 1x Rev 7/16 Approved on April 15, 2010, by the Supreme Court of Florida, for use under rule 10 - 2.1(a) of the Rules Regulating the Florida Bar. Serial#: 030626 - 600167 - 8487912

Tenant ( ) ( ) and Landlord ( ) ( ) acknowledge receipt of a copy of this page, which is Page 1 of 28.

RLAUCC-1x Rev 7/16 Approved on April 15, 2010, by the Supreme Court of Florida, for use under rule 10-2.1(a) of the Rules Regulating the Florida Bar.

Serial#: 030626-600167-8487912

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ Other : Tenant ( ) ( ) and Landlord ( ) ( ) acknowledge receipt of a copy of this page, which is Page 2 of 18. RLAUCC - 1x Rev 7/16 Approved on April 15, 2010, by the Supreme Court of Florida, for use under rule 10 - 2.1(a) of the Rules Regulating the Florida Bar. Serial#: 030626 - 600167 - 8487912 a security deposit of $ 8,333.00 to be paid upon signing the Lease. Unless this box is c h e ck e d , t he L ea s e P a y m e n ts m u s t be pa i d in a d v a n c e b e gin n ing . (date) If the tenancy starts on a day other than the first day of the month or week as designated above, the rent shall be prorated from through in the amount of $ and shall be due (date) (date) on . (If rent paid monthly, prorate on a 30 - day month.) (date) V. DEPOSITS, ADVANCE RENT, AND LATE CHARGES. In addition to the Lease Payments described above, Tenant shall pay the following: (check only those items that apply) advance rent in the amount of $ 300,000.00 to be paid upon signing the Lease. for the Rental Installment Periods of Oct 2022 - Oct 2025 a pet deposit in the amount of $ to be paid upon signing the Lease. a late charge in the amount of $ for each Lease Payment made more than days after the date it is due. a bad check fee in the amount $ (not to exceed $ 20 . 00 or 5 % of the Lease Payment, whichever is greater) if Tenant makes any Lease Payment with a bad check . If Tenant makes any Lease Payment with a bad check, Landlord can require Tenant to pay all future Lease Payments in cash or by money order . Other: VI. SECURITY DEPOSITS AND ADVANCE RENT. If Tenant has paid a security deposit or advance rent the following provisions apply: A. Landlord shall hold the money in a separate interest - bearing or non - interest - bearing account in a Florida banking institution for the benefit of Tenant . If Landlord deposits the money in an interest - bearing account, Landlord must pay Tenant interest of at least 75 % of the annualized average interest paid by the bank or 5 % per year simple interest, whichever Landlord chooses . Landlord cannot mix such money with any other funds of Landlord or pledge, mortgage, or make any other use of such money until the money is actually due to Landlord ; or B. Landlord must post a surety bond in the manner allowed by law . If Landlord posts the bond, Landlord shall pay Tenant 5 % interest per year . At the end of the Lease, Landlord will pay Tenant, or credit against rent, the interest due to Tenant . No interest will be due Tenant if Tenant wrongfully terminates the Lease before the end of the Lease Term . C. If Landlord rents 5 or more dwelling units, then within 30 days of Tenant’s payment of the advance rent or any security deposit, Landlord must notify Tenant in writing of the manner in which Landlord is holding such money, the interest rate, if any, that Tenant will receive, and when such payments will be made . Alex Algarin (na m e ) VII. NOTICES. is Landlord’s Agent. All notices to Landlord and all Lease Payments must be sent to Landlord’s Agent at s ee A d d e n u d um (address) unless Landlord gives Tenant written notice of a change . Landlord’s Agent may perform inspections on behalf of Landlord, subject to Article XII below . All notices to Landlord shall be given by certified mail, return receipt requested, or by hand delivery to Landlord or Landlord’s Agent . Any notice to Tenant shall be given by certified mail, return receipt requested, or delivered to Tenant at the Premises . If Tenant is absent from the Premises, a notice to Tenant may be given by leaving a copy of the notice at the Premises . VIII . USE OF PREMISES . Tenant shall use the Premises only for residential purposes . Tenant also shall obey, and require anyone on the Premises to obey, all laws and any restrictions that apply to the Premises . Landlord will give Tenant notice of any restrictions that apply to the Premises . If the Premises are located in a condominium or cooperative development, the Lease and Tenant’s rights under it, including as to the common areas, are subject to all terms of the governing documents for the project, including, without limitation, any Declaration of Condominium or proprietary lease, and any restrictions, rules, and regulations now existing or hereafter adopted, amended, or repealed .

Tenant ( ) ( ) and Landlord ( ) ( ) acknowledge receipt of a copy of this page, which is Page 2 of 28.

RLAUCC-1x Rev 7/16 Approved on April 15, 2010, by the Supreme Court of Florida, for use under rule 10-2.1(a) of the Rules Regulating the Florida Bar.

Serial#: 030626-600167-8487912

Unless this box ☐ is checked, Landlord may adopt, modify, or repeal rules and regulations for the use of common areas and conduct on the Premises during the Lease Term. All rules and regulations must be reasonable and in the best interest of the development in which the Premises are located.

Occasional overnight guests are permitted. An occasional overnight guest is one who does not stay more than  14  nights in any calendar month (If left blank, 7). Landlord’s written approval is required to allow anyone else to occupy the Premises.

Unless this box ☐ is checked or a pet deposit has been paid, Tenant may not keep or allow pets or animals on the Premises without Landlord’s approval of the pet or animal in writing.

Unless this box ☐ is checked, no smoking is permitted in the Premises.

Tenant shall not keep any dangerous or flammable items that might increase the danger of fire or damage on the Premises without Landlord’s consent.

Tenant shall not create any environmental hazards on or about the Premises.

Tenant shall not destroy, deface, damage, impair, or remove any part of the Premises belonging to Landlord, nor permit any person to do so.

Tenant may not make any alterations or improvements to the Premises without first obtaining Landlord’s written consent to the alteration or improvement. However, unless this box ☐ is checked, Tenant may hang pictures and install window treatments in the Premises without Landlord’s consent, provided Tenant removes all such items before the end of the Lease Term and repairs all damage resulting from the removal.

Tenant must act, and require all other persons on the Premises to act, in a manner that does not unreasonably disturb any neighbors or constitute a breach of the peace.

IX. MAINTENANCE. Landlord and Tenant agree that the maintenance of the Premises must be performed by the person indicated below:

A. Landlord’s Required Maintenance. Landlord will comply with applicable building, housing, and health codes relating to the Premises. If there are no applicable building, housing, or health codes, Landlord shall maintain and repair the roofs, porches, windows, exterior walls, screens, foundations, floors, structural components, and steps, and keep the plumbing in reasonable working order. If the Premises are located in a condominium, Landlord and Tenant acknowledge that the maintenance of the structural elements and common areas is performed by the condominium association as part of the common area maintenance. Landlord shall assure that the association complies with applicable building, housing, and health codes relating to the Premises. If there are no applicable building, housing, or health codes, Landlord shall assure that the association maintains and repairs roofs, porches, windows, exterior walls, screens, foundations, floors, structural components, and steps, and keeps the plumbing in reasonable working order. Landlord will be responsible for the maintenance of any items listed above for which the association is not responsible.

B. Elective Maintenance. Fill in each blank space in this section with Landlord or Tenant to show who will take care of the item noted. If a space is left blank, Landlord will be required to take care of that item (or assure that the association takes care of the items if the Premises are located in a condominium).

☒	Landlord	☐	Tenant	Smoke Detectors
☒	Landlord	☐	Tenant	Extermination of rats, mice, roaches, ants, wood-destroying organisms, and bedbugs
☒	Landlord	☐	Tenant	Locks and keys
☒	Landlord	☐	Tenant	Clean and safe condition of outside areas
☒	Landlord	☐	Tenant	Garbage removal and outside garbage receptacles
☒	Landlord	☐	Tenant	Running water
☒	Landlord	☐	Tenant	Hot water
☒	Landlord	☐	Tenant	Lawn
☒	Landlord	☐	Tenant	Heat
☒	Landlord	☐	Tenant	Air conditioning
☒	Landlord	☐	Tenant	Furniture
☒	Landlord	☐	Tenant	Appliances
☒	Landlord	☐	Tenant	Fixtures
☒	Landlord	☐	Tenant	Pool (including filters, machinery, and equipment)
☒	Landlord	☐	Tenant	Heating and air conditioning filters
☐	Landlord	☐	Tenant	Other: ____________________________________________________________

Tenant’s responsibility, if any, indicated above, shall not include major maintenance or major replacement of equipment.

Landlord shall be responsible for major maintenance or major replacement of equipment, except for equipment for which Tenant has accepted responsibility for major maintenance or major replacement in the previous paragraph.

Major maintenance or major replacement means a repair or replacement that costs more than $ 200.00

Tenant ( ) ( ) and Landlord ( ) ( ) acknowledge receipt of a copy of this page, which is Page 3 of 28.

RLAUCC-1x Rev 7/16 Approved on April 15, 2010, by the Supreme Court of Florida, for use under rule 10-2.1(a) of the Rules Regulating the Florida Bar.

Serial#: 030626-600167-8487912

Tenant shall be required to vacate the Premises on 7 days’ written notice, if necessary, for extermination pursuant to this subparagraph. When vacation of the Premises is required for extermination, Landlord shall not be liable for damages but shall abate the rent.

Nothing in this section makes Landlord responsible for any condition created or caused by the negligent or wrongful act or omission of Tenant, any member of Tenant’s family, or any other person on the Premises with Tenant’s consent.

C.	Tenant’s Required Maintenance. At all times during the Lease Term, Tenant shall:

1.	comply with all obligations imposed upon tenants by applicable provisions of building, housing, and health codes;
2.	keep the Premises clean and sanitary;
3.	remove all garbage from the dwelling unit in a clean and sanitary manner;
4.	keep all plumbing fixtures in the dwelling unit clean, sanitary, and in repair; and
5.	use and operate in a reasonable manner all electrical, plumbing, sanitary, heating, ventilating, air conditioning, and other facilities and appliances, including elevators.

X. UTILITIES. Tenant shall pay all charges for hook-up, connection, and deposit for providing all utilities and utility services to the Premises during the Lease Term except those included in the HOA payment, which Landlord agrees to provide at Landlord’s expense. (Specify any utilities to be provided and paid for by Landlord such as water, sewer, oil, gas, electricity, telephone, garbage removal, etc.).

XI. SERVICEMEMBER. If Tenant is a member of the United States Armed Forces on active duty or state active duty or a member of the Florida National Guard or United States Reserve Forces, the Tenant has rights to terminate the Lease as provided in Section 83.682, Florida Statutes, the provisions of which can be found in the attachment to this Lease.

XII. LANDLORD’S ACCESS TO PREMISES. Landlord or Landlord’s Agent may enter the Premises in the following circumstances:

A.	At any time for the protection or preservation of the Premises.
B.	After reasonable notice to Tenant at reasonable times for the purpose of repairing the Premises.
C.	To inspect the Premises; make necessary or agreed-upon repairs, decorations, alterations, or improvements; supply agreed services; or exhibit the Premises to prospective or actual purchasers, mortgagees, tenants, workers, or contractors under any of the following circumstances:

1.	with Tenant’s consent;
2.	in case of emergency;
3.	when Tenant unreasonably withholds consent; or
4.	if Tenant is absent from the Premises for a period of at least one-half a Rental Installment Period. (If the rent is current and Tenant notifies Landlord of an intended absence, then Landlord may enter only with Tenant’s consent or for the protection or preservation of the Premises.)

XIII. PROHIBITED ACTS BY LANDLORD. Landlord is prohibited from taking certain actions as described in Section 83.67, Florida Statutes, the provisions of which can be found in the attachment to this Lease.

XIV. CASUALTY DAMAGE. If the Premises are damaged or destroyed other than by wrongful or negligent acts of Tenant or persons on the Premises with Tenant’s consent, so that the use of the Premises is substantially impaired, Tenant may terminate the Lease within 30 days after the damage or destruction and Tenant will immediately vacate the Premises. If Tenant vacates, Tenant is not liable for rent that would have been due after the date of termination. Tenant may vacate the part of the Premises rendered unusable by the damage or destruction, in which case Tenant’s liability for rent shall be reduced by the fair rental value of the part of the Premises that was damaged or destroyed.

XV. DEFAULTS/REMEDIES. Should a party to the Lease fail to fulfill their responsibilities under the Lease or need to determine whether there has been a default of the Lease, refer to Part II, Chapter 83, entitled Florida Residential Landlord and Tenant Act which contains information on defaults and remedies. A copy of the current version of this Act is attached to the Lease.

XVI. ASSIGNMENT AND SUBLEASING. Unless this box ☐ is checked, Tenant may not assign the Lease or sublease all or any part of the Premises without first obtaining Landlord’s written approval and consent to the assignment or sublease.

XVII. RISK OF LOSS. Subject to the next sentence, Landlord shall not be liable for any loss by reason of damage, theft, or otherwise to the contents, belongings, and personal effects of the Tenant, or Tenant’s family, agents, employees, guests, or visitors. Landlord shall not be liable if such damage, theft, or loss is caused by Tenant, Tenant’s family, agents, employees, guests, or visitors. Nothing contained in this provision shall relieve Landlord or Tenant from responsibility for loss, damage, or injury caused by its own negligence or willful conduct.

XVIII SUBORDINATION. The Lease is automatically subordinate to the lien of any mortgage encumbering the fee title to the Premises from time to time.

XIX. LIENS. The interest of the Landlord shall not be subject to liens for improvements by the Tenant as provided in Section 713.10, Florida Statutes. Tenant shall notify all parties performing work on the Premises at Tenant’s request that the Lease does not allow any liens to attach to Landlord’s interest.

Tenant ( ) ( ) and Landlord ( ) ( ) acknowledge receipt of a copy of this page, which is Page 4 of 28.

RLAUCC-1x Rev 7/16 Approved on April 15, 2010, by the Supreme Court of Florida, for use under rule 10-2.1(a) of the Rules Regulating the Florida Bar.

Serial#: 030626-600167-8487912

XX. APPROVAL CONTINGENCY. If applicable, the Lease is conditioned upon approval of Tenant by the association that governs the Premises. Any application fee required by an association shall be paid by ☐ Landlord ☒ Tenant. If such approval is not obtained prior to commencement of Lease Term, either party may terminate the Lease by written notice to the other given at any time prior to approval by the association, and if the Lease is terminated, Tenant shall receive return of deposits specified in Article V, if made. If the Lease is not terminated, rent shall abate until the approval is obtained from the association. Tenant agrees to use due diligence in applying for association approval and to comply with the requirements for obtaining approval. ☐ Landlord ☒ Tenant shall pay the security deposit required by the association, if applicable.

XXI. RENEWAL/EXTENSION. The Lease can be renewed or extended only by a written agreement signed by both Landlord and Tenant, but in no event may the total Lease Term exceed one year. A new lease is required for each year.

XXII. LEAD-BASED PAINT. ☐ Check and complete if the dwelling was built before January 1, 1978. Lead Warning Statement (when used in this article, the term Lessor refers to Landlord and the term Lessee refers to Tenant)

Housing built before 1978 may contain lead-based paint. Lead from paint, paint chips, and dust can pose health hazards if not managed properly. Lead exposure is especially harmful to young children and pregnant women. Before renting pre-1978 housing, Lessors must disclose the presence of known lead-based paint and/or lead-based paint hazards in the dwelling. Lessees must also receive a federally approved pamphlet on lead poisoning prevention.

Lessor’s Disclosure (initial)

(a)	Presence of lead-based paint or lead-based paint hazards (check (i) or (ii) below):

(i)	☐ Known lead-based paint and/or lead-based paint hazards are present in the housing (explain).

(ii)	☐ Lessor has no knowledge of lead-based paint and/or lead-based paint hazards in the housing.

(b)	Records and reports available to the Lessor (check (i) or (ii) below):

(i)	☐ Lessor has provided the Lessee with all available records and reports pertaining to lead-based paint and/or lead-based paint hazards in the housing (list documents below).

(ii)	☐ Lessor has no reports or records pertaining to lead-based paint and/or lead-based paint hazards in the housing.

Lessee’s Acknowledgment (initial)

(c)	Lessee has received copies of all information listed above.

(d)	Lessee has received the pamphlet Protect Your Family From Lead in Your Home.

Agent’s Acknowledgment (initial)

(e)	Agent has informed the Lessor of the Lessor’s obligations under 42 U.S.C. 4852d and is aware of his/her responsibility to ensure compliance.

Certification of Accuracy

The following parties have reviewed the information above and certify, to the best of their knowledge, that the information provided by the signatory is true and accurate.

Lessor’s signature	Date	Lessor’s signature	Date

Lessor’s signature	Date	Lessee’s signature	Date

Agent’s signature	Date	Agent’s signature	Date

Tenant ( ) ( ) and Landlord ( ) ( ) acknowledge receipt of a copy of this page, which is Page 5 of 28.

RLAUCC-1x Rev 7/16 Approved on April 15, 2010, by the Supreme Court of Florida, for use under rule 10-2.1(a) of the Rules Regulating the Florida Bar.

Serial#: 030626-600167-8487912

XXIII. ATTORNEYS’ FEES. In any lawsuit brought to enforce the Lease or under applicable law, the party in whose favor a judgment or decree has been rendered may recover its reasonable court costs, including attorneys’ fees, from the non-prevailing party.

XXIV. MISCELLANEOUS.

A. Time is of the essence of the performance of each party’s obligations under the Lease.

B. The Lease shall be binding upon and for the benefit of the heirs, personal representatives, successors, and permitted assigns of Landlord and Tenant, subject to the requirements specifically mentioned in the Lease. Whenever used, the singular number shall include the plural or singular and the use of any gender shall include all appropriate genders.

C. The agreements contained in the Lease set forth the complete understanding of the parties and may not be changed or terminated orally.

D. No agreement to accept surrender of the Premises from Tenant will be valid unless in writing and signed by Landlord.

E. All questions concerning the meaning, execution, construction, effect, validity, and enforcement of the Lease shall be determined pursuant to the laws of Florida.

F. The place for filing any suits or other proceedings with respect to the Lease shall be the county in which the Premises is located.

G. Landlord and Tenant will use good faith in performing their obligations under the Lease.

H. As required by law, Landlord makes the following disclosure: “RADON GAS.” Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department.

XXV. TENANT’S PERSONAL PROPERTY. TENANT MUST INITIAL IN THIS BOX ☐ FOR THE FOLLOWING PROVISION TO APPLY. BY SIGNING THIS RENTAL AGREEMENT, THE TENANT AGREES THAT UPON SURRENDER, ABANDONMENT, OR RECOVERY OF POSSESSION OF THE DWELLING UNIT DUE TO THE DEATH OF THE LAST REMAINING TENANT, AS PROVIDED BY CHAPTER 83, FLORIDA STATUTES, THE LANDLORD SHALL NOT BE LIABLE OR RESPONSIBLE FOR STORAGE OR DISPOSITION OF THE TENANT’S PERSONAL PROPERTY.

The Lease has been executed by the parties on the dates indicated below.

/s/ YU CHING SU	October 1, 2022
Landlord’s Signature	Date

Landlord’s Signature	Date

/s/ Leo Chan, CEO of Toppoint Inc	October 1, 2022
Tenant’s Signature	Date

Tenant’s Signature	Date

This form was completed with the assistance of:

Name of Individual:	Alex Algarin
Name of Business:	Compass FL
Address:	605 Lincoln Road 7th Floor Miami Beach, FL 33141
Telephone Number:	7862957184

Copy of Current Version of Florida Residential Landlord and Tenant Act, Part II, Chapter 83, Florida Statutes to Be Attached

Tenant ( ) ( ) and Landlord ( ) ( ) acknowledge receipt of a copy of this page, which is Page 6 of 28.

RLAUCC-1x Rev 7/16 Approved on April 15, 2010, by the Supreme Court of Florida, for use under rule 10-2.1(a) of the Rules Regulating the Florida Bar.

Serial#: 030626-600167-8487912

Early Termination Fee/Liquidated Damages Addendum

[   ☒   ] I agree, as provided in the rental agreement, to pay $ 16,000.00 (an amount that does not exceed two months’ rent) as liquidated damages or an early termination fee if I elect to terminate the rental agreement and the landlord waives the right to seek additional rent beyond the month in which the landlord retakes possession.

[   ☐   ] I do not agree to liquidated damages or an early termination fee, and I acknowledge that the landlord may seek damages as provided by law.

Landlord’s Signature	Date

Landlord’s Signature	Date

Tenant’s Signature	Date

Tenant’s Signature	Date

Tenant ( ) ( ) and Landlord ( ) ( ) acknowledge receipt of a copy of this page, which is Page 7 of 28.

RLAUCC-1x Rev 7/16 Approved on April 15, 2010, by the Supreme Court of Florida, for use under rule 10-2.1(a) of the Rules Regulating the Florida Bar.

Serial#: 030626-600167-8487912

Florida Residential Landlord and Tenant Act

PART II

RESIDENTIAL TENANCIES

83.40	Short title.

83.41	Application.

83.42	Exclusions from application of part.

83.43	Definitions.

83.44	Obligation of good faith.

83.45	Unconscionable rental agreement or provision.

83.46	Rent; duration of tenancies.

83.47	Prohibited provisions in rental agreements.

83.48	Attorney fees.

83.49	Deposit money or advance rent; duty of landlord and tenant.

83.50	Disclosure of landlord’s address.

83.51	Landlord’s obligation to maintain premises.

83.515	Background screening of apartment employees; employment disqualification

83.52	Tenant’s obligation to maintain dwelling unit.

83.53	Landlord’s access to dwelling unit.

83.535	Flotation bedding system; restrictions on use.

83.54	Enforcement of rights and duties; civil action; criminal offenses.

83.55	Right of action for damages.

83.56	Termination of rental agreement.

83.5615	Termination of rental agreement upon foreclosure.

83.57	Termination of tenancy without specific term.

83.575	Termination of tenancy with specific duration.

83.58	Remedies; tenant holding over.

83.59	Right of action for possession.

Tenant ( ) ( ) and Landlord ( ) ( ) acknowledge receipt of a copy of this page, which is Page 8 of 28.

Serial#: 030626-600167-8487912

83.595	Choice of remedies upon breach or early termination by tenant.

83.60	Defenses to action for rent or possession; procedure.

83.61	Disbursement of funds in registry of court; prompt final hearing.

83.62	Restoration of possession to landlord.

83.625	Power to award possession and enter money judgment.

83.63	Casualty damage.

83.64	Retaliatory conduct.

83.67	Prohibited practices.

83.681	Orders to enjoin violations of this part.

83.682	Termination of rental agreement by a servicemember. 83.683 Rental application by a servicemember

83.40 Short title. --This part shall be known as the “Florida Residential Landlord and Tenant Act.”

History. --s. 2, ch. 73-330.

83.41 Application. --This part applies to the rental of a dwelling unit.

History. --s. 2, ch. 73-330; ss. 2, 20, ch. 82-66.

83.42 Exclusions from application of part. --This part does not apply to:

(1) Residency or detention in a facility, whether public or private, when residence or detention is incidental to the provision of medical, geriatric, educational, counseling, religious, or similar services. For residents of a facility licensed under part II of chapter 400, the provisions of s. 400.0255 are the exclusive procedures for all transfers and discharges.

(2) Occupancy under a contract of sale of a dwelling unit or the property of which it is a part in which the buyer has paid at least 12 months’ rent or in which the buyer has paid at least 1 month’s rent and a deposit of at least 5 percent of the purchase price of the property.

(3) Transient occupancy in a hotel, condominium, motel, roominghouse, or similar public lodging, or transient occupancy in a mobile home park.

(4) Occupancy by a holder of a proprietary lease in a cooperative apartment.

(5) Occupancy by an owner of a condominium unit.

History. --s. 2, ch. 73-330; s. 40, ch. 2012-160; s. 1, ch. 2013-136.

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83.43 Definitions. --As used in this part, the following words and terms shall have the following meanings unless some other meaning is plainly indicated:

(1) “Building, housing, and health codes” means any law, ordinance, or governmental regulation concerning health, safety, sanitation or fitness for habitation, or the construction, maintenance, operation, occupancy, use, or appearance, of any dwelling unit.

(2) “Dwelling unit” means:

(a) A structure or part of a structure that is rented for use as a home, residence, or sleeping place by one person or by two or more persons who maintain a common household.

(b) A mobile home rented by a tenant.

(c) A structure or part of a structure that is furnished, with or without rent, as an incident of employment for use as a home, residence, or sleeping place by one or more persons.

(3) “Landlord” means the owner or lessor of a dwelling unit.

(4) “Tenant” means any person entitled to occupy a dwelling unit under a rental agreement.

(5) “Premises” means a dwelling unit and the structure of which it is a part and a mobile home lot and the appurtenant facilities and grounds, areas, facilities, and property held out for the use of tenants generally.

(6) “Rent” means the periodic payments due the landlord from the tenant for occupancy under a rental agreement and any other payments due the landlord from the tenant as may be designated as rent in a written rental agreement.

(7) “Rental agreement” means any written agreement, including amendments or addenda, or oral agreement for a duration of less than 1 year, providing for use and occupancy of premises.

(8) “Good faith” means honesty in fact in the conduct or transaction concerned.

(9) “Advance rent” means moneys paid to the landlord to be applied to future rent payment periods, but does not include rent paid in advance for a current rent payment period.

(10) “Transient occupancy” means occupancy when it is the intention of the parties that the occupancy will be temporary.

(11) “Deposit money” means any money held by the landlord on behalf of the tenant, including, but not limited to, damage deposits, security deposits, advance rent deposit, pet deposit, or any contractual deposit agreed to between landlord and tenant either in writing or orally.

(12) “Security deposits” means any moneys held by the landlord as security for the performance of the rental agreement, including, but not limited to, monetary damage to the landlord caused by the tenant’s breach of lease prior to the expiration thereof.

(13) “Legal holiday” means holidays observed by the clerk of the court.

(14) “Servicemember” shall have the same meaning as provided in s. 250.01.

(15) “Active duty” shall have the same meaning as provided in s. 250.01.

(16) “State active duty” shall have the same meaning as provided in s. 250.01.

(17) “Early termination fee” means any charge, fee, or forfeiture that is provided for in a written rental agreement and is assessed to a tenant when a tenant elects to terminate the rental agreement, as provided in the agreement, and vacates a dwelling unit before the end of the rental agreement. An early termination fee does not include:

(a) Unpaid rent and other accrued charges through the end of the month in which the landlord retakes possession of the dwelling unit.

(b) Charges for damages to the dwelling unit.

(c) Charges associated with a rental agreement settlement, release, buyout, or accord and satisfaction agreement.

History. --s. 2, ch. 73-330; s. 1, ch. 74-143; s. 1, ch. 81-190; s. 3, ch. 83-151; s. 17, ch. 94-170; s. 2, ch. 2003-72; s. 1, ch. 2008-131.

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83.44 Obligation of good faith. --Every rental agreement or duty within this part imposes an obligation of good faith in its performance or enforcement.

History. --s. 2, ch. 73-330.

83.45 Unconscionable rental agreement or provision. --

(1) If the court as a matter of law finds a rental agreement or any provision of a rental agreement to have been unconscionable at the time it was made, the court may refuse to enforce the rental agreement, enforce the remainder of the rental agreement without the unconscionable provision, or so limit the application of any unconscionable provision as to avoid any unconscionable result.

(2) When it is claimed or appears to the court that the rental agreement or any provision thereof may be unconscionable, the parties shall be afforded a reasonable opportunity to present evidence as to meaning, relationship of the parties, purpose, and effect to aid the court in making the determination.

History. --s. 2, ch. 73-330.

83.46 Rent; duration of tenancies. --

(1) Unless otherwise agreed, rent is payable without demand or notice; periodic rent is payable at the beginning of each rent payment period; and rent is uniformly apportionable from day to day.

(2) If the rental agreement contains no provision as to duration of the tenancy, the duration is determined by the periods for which the rent is payable. If the rent is payable weekly, then the tenancy is from week to week; if payable monthly, tenancy is from month to month; if payable quarterly, tenancy is from quarter to quarter; if payable yearly, tenancy is from year to year.

(3) If the dwelling unit is furnished without rent as an incident of employment and there is no agreement as to the duration of the tenancy, the duration is determined by the periods for which wages are payable. If wages are payable weekly or more frequently, then the tenancy is from week to week; and if wages are payable monthly or no wages are payable, then the tenancy is from month to month. In the event that the employee ceases employment, the employer shall be entitled to rent for the period from the day after the employee ceases employment until the day that the dwelling unit is vacated at a rate equivalent to the rate charged for similarly situated residences in the area. This subsection shall not apply to an employee or a resident manager of an apartment house or an apartment complex when there is a written agreement to the contrary.

History. --s. 2, ch. 73-330; s. 2, ch. 81-190; s. 2, ch. 87-195; s. 2, ch. 90-133; s. 1, ch. 93-255.

83.47 Prohibited provisions in rental agreements. --

(1) A provision in a rental agreement is void and unenforceable to the extent that it:

(a) Purports to waive or preclude the rights, remedies, or requirements set forth in this part.

(b) Purports to limit or preclude any liability of the landlord to the tenant or of the tenant to the landlord, arising under law.

(2) If such a void and unenforceable provision is included in a rental agreement entered into, extended, or renewed after the effective date of this part and either party suffers actual damages as a result of the inclusion, the aggrieved party may recover those damages sustained after the effective date of this part.

History. --s. 2, ch. 73-330.

83.48 Attorney fees. --In any civil action brought to enforce the provisions of the rental agreement or this part, the party in whose favor a judgment or decree has been rendered may recover reasonable attorney fees and court costs from the nonprevailing party. The right to attorney fees in this section may not be waived in a lease agreement. However, attorney fees may not be awarded under this section in a claim for personal injury damages based on a breach of duty under s. 83.51.

History. --s. 2, ch. 73-330; s. 4, ch. 83-151; s. 2, ch. 2013-136.

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83.49 Deposit money or advance rent; duty of landlord and tenant. --

(1) Whenever money is deposited or advanced by a tenant on a rental agreement as security for performance of the rental agreement or as advance rent for other than the next immediate rental period, the landlord or the landlord’s agent shall either:

(a) Hold the total amount of such money in a separate non-interest-bearing account in a Florida banking institution for the benefit of the tenant or tenants. The landlord shall not commingle such moneys with any other funds of the landlord or hypothecate, pledge, or in any other way make use of such moneys until such moneys are actually due the landlord;

(b) Hold the total amount of such money in a separate interest-bearing account in a Florida banking institution for the benefit of the tenant or tenants, in which case the tenant shall receive and collect interest in an amount of at least 75 percent of the annualized average interest rate payable on such account or interest at the rate of 5 percent per year, simple interest, whichever the landlord elects. The landlord shall not commingle such moneys with any other funds of the landlord or hypothecate, pledge, or in any other way make use of such moneys until such moneys are actually due the landlord; or

(c) Post a surety bond, executed by the landlord as principal and a surety company authorized and licensed to do business in the state as surety, with the clerk of the circuit court in the county in which the dwelling unit is located in the total amount of the security deposits and advance rent he or she holds on behalf of the tenants or $50, 000, whichever is less. The bond shall be conditioned upon the faithful compliance of the landlord with the provisions of this section and shall run to the Governor for the benefit of any tenant injured by the landlord’s violation of the provisions of this section. In addition to posting the surety bond, the landlord shall pay to the tenant interest at the rate of 5 percent per year, simple interest. A landlord, or the landlord’s agent, engaged in the renting of dwelling units in five or more counties, who holds deposit moneys or advance rent and who is otherwise subject to the provisions of this section, may, in lieu of posting a surety bond in each county, elect to post a surety bond in the form and manner provided in this paragraph with the office of the Secretary of State. The bond shall be in the total amount of the security deposit or advance rent held on behalf of tenants or in the amount of $250, 000, whichever is less. The bond shall be conditioned upon the faithful compliance of the landlord with the provisions of this section and shall run to the Governor for the benefit of any tenant injured by the landlord’s violation of this section. In addition to posting a surety bond, the landlord shall pay to the tenant interest on the security deposit or advance rent held on behalf of that tenant at the rate of 5 percent per year simple interest.

(2) The landlord shall, in the lease agreement or within 30 days after receipt of advance rent or a security deposit, give written notice to the tenant which includes disclosure of the advance rent or security deposit. Subsequent to providing such written notice, if the landlord changes the manner or location in which he or she is holding the advance rent or security deposit, he or she must notify the tenant within 30 days after the change as provided in paragraphs (a)-(d). The landlord is not required to give new or additional notice solely because the depository has merged with another financial institution, changed its name, or transferred ownership to a different financial institution. This subsection does not apply to any landlord who rents fewer than five individual dwelling units. Failure to give this notice is not a defense to the payment of rent when due. The written notice must:

(a) Be given in person or by mail to the tenant.

(b) State the name and address of the depository where the advance rent or security deposit is being held or state that the landlord has posted a surety bond as provided by law.

(c) State whether the tenant is entitled to interest on the deposit.

(d) Contain the following disclosure:

YOUR LEASE REQUIRES PAYMENT OF CERTAIN DEPOSITS. THE LANDLORD MAY TRANSFER ADVANCE RENTS TO THE LANDLORD’S ACCOUNT AS THEY ARE DUE AND WITHOUT NOTICE. WHEN YOU MOVE OUT, YOU MUST GIVE THE LANDLORD YOUR NEW ADDRESS SO THAT THE LANDLORD CAN SEND YOU NOTICES REGARDING YOUR DEPOSIT. THE LANDLORD MUST MAIL YOU NOTICE, WITHIN 30 DAYS AFTER YOU MOVE OUT, OF THE LANDLORD’S INTENT TO IMPOSE A CLAIM AGAINST THE DEPOSIT. IF YOU DO NOT REPLY TO THE LANDLORD STATING YOUR OBJECTION TO THE CLAIM WITHIN 15 DAYS AFTER RECEIPT OF THE LANDLORD’S NOTICE, THE LANDLORD WILL COLLECT THE CLAIM AND MUST MAIL YOU THE REMAINING DEPOSIT, IF ANY.

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IF THE LANDLORD FAILS TO TIMELY MAIL YOU NOTICE, THE LANDLORD MUST RETURN THE DEPOSIT BUT MAY LATER FILE A LAWSUIT AGAINST YOU FOR DAMAGES. IF YOU FAIL TO TIMELY OBJECT TO A CLAIM, THE LANDLORD MAY COLLECT FROM THE DEPOSIT, BUT YOU MAY LATER FILE A LAWSUIT CLAIMING A REFUND.

YOU SHOULD ATTEMPT TO INFORMALLY RESOLVE ANY DISPUTE BEFORE FILING A LAWSUIT. GENERALLY, THE PARTY IN WHOSE FAVOR A JUDGMENT IS RENDERED WILL BE AWARDED COSTS AND ATTORNEY FEES PAYABLE BY THE LOSING PARTY.

THIS DISCLOSURE IS BASIC. PLEASE REFER TO PART II OF CHAPTER 83, FLORIDA STATUTES, TO DETERMINE YOUR LEGAL RIGHTS AND OBLIGATIONS.

(3) The landlord or the landlord’s agent may disburse advance rents from the deposit account to the landlord’s benefit when the advance rental period commences and without notice to the tenant. For all other deposits:

(a) Upon the vacating of the premises for termination of the lease, if the landlord does not intend to impose a claim on the security deposit, the landlord shall have 15 days to return the security deposit together with interest if otherwise required, or the landlord shall have 30 days to give the tenant written notice by certified mail to the tenant’s last known mailing address of his or her intention to impose a claim on the deposit and the reason for imposing the claim. The notice shall contain a statement in substantially the following form:

This is a notice of my intention to impose a claim for damages in the amount of                 upon your security deposit, due to                  . It is sent to you as required by s. 83.49(3), Florida Statutes. You are hereby notified that you must object in writing to this deduction from your security deposit within 15 days from the time you receive this notice or I will be authorized to deduct my claim from your security deposit. Your objection must be sent to (landlord’s address) . If the landlord fails to give the required notice within the 30-day period, he or she forfeits the right to impose a claim upon the security deposit and may not seek a setoff against the deposit but may file an action for damages after return of the deposit.

(b) Unless the tenant objects to the imposition of the landlord’s claim or the amount thereof within 15 days after receipt of the landlord’s notice of intention to impose a claim, the landlord may then deduct the amount of his or her claim and shall remit the balance of the deposit to the tenant within 30 days after the date of the notice of intention to impose a claim for damages. The failure of the tenant to make a timely objection does not waive any rights of the tenant to seek damages in a separate action.

(c) If either party institutes an action in a court of competent jurisdiction to adjudicate the party’s right to the security deposit, the prevailing party is entitled to receive his or her court costs plus a reasonable fee for his or her attorney. The court shall advance the cause on the calendar.

(d) Compliance with this section by an individual or business entity authorized to conduct business in this state, including Florida-licensed real estate brokers and sales associates, constitutes compliance with all other relevant Florida Statutes pertaining to security deposits held pursuant to a rental agreement or other landlord-tenant relationship. Enforcement personnel shall look solely to this section to determine compliance. This section prevails over any conflicting provisions in chapter 475 and in other sections of the Florida Statutes, and shall operate to permit licensed real estate brokers to disburse security deposits and deposit money without having to comply with the notice and settlement procedures contained in s. 475.25(1)(d).

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(4) The provisions of this section do not apply to transient rentals by hotels or motels as defined in chapter 509; nor do they apply in those instances in which the amount of rent or deposit, or both, is regulated by law or by rules or regulations of a public body, including public housing authorities and federally administered or regulated housing programs including s. 202, s. 221(d)(3) and (4), s. 236, or s. 8 of the National Housing Act, as amended, other than for rent stabilization. With the exception of subsections (3), (5), and (6), this section is not applicable to housing authorities or public housing agencies created pursuant to chapter 421 or other statutes.

(5) Except when otherwise provided by the terms of a written lease, any tenant who vacates or abandons the premises prior to the expiration of the term specified in the written lease, or any tenant who vacates or abandons premises which are the subject of a tenancy from week to week, month to month, quarter to quarter, or year to year, shall give at least 7 days’ written notice by certified mail or personal delivery to the landlord prior to vacating or abandoning the premises which notice shall include the address where the tenant may be reached. Failure to give such notice shall relieve the landlord of the notice requirement of paragraph (3)(a) but shall not waive any right the tenant may have to the security deposit or any part of it.

(6) For the purposes of this part, a renewal of an existing rental agreement shall be considered a new rental agreement, and any security deposit carried forward shall be considered a new security deposit.

(7) Upon the sale or transfer of title of the rental property from one owner to another, or upon a change in the designated rental agent, any and all security deposits or advance rents being held for the benefit of the tenants shall be transferred to the new owner or agent, together with any earned interest and with an accurate accounting showing the amounts to be credited to each tenant account. Upon the transfer of such funds and records to the new owner or agent, and upon transmittal of a written receipt therefor, the transferor is free from the obligation imposed in subsection (1) to hold such moneys on behalf of the tenant. There is a rebuttable presumption that any new owner or agent received the security deposit from the previous owner or agent; however, this presumption is limited to 1 month’s rent. This subsection does not excuse the landlord or agent for a violation of other provisions of this section while in possession of such deposits.

(8) Any person licensed under the provisions of s. 509.241, unless excluded by the provisions of this part, who fails to comply with the provisions of this part shall be subject to a fine or to the suspension or revocation of his or her license by the Division of Hotels and Restaurants of the Department of Business and Professional Regulation in the manner provided in s. 509.261.

(9) In those cases in which interest is required to be paid to the tenant, the landlord shall pay directly to the tenant, or credit against the current month’s rent, the interest due to the tenant at least once annually. However, no interest shall be due a tenant who wrongfully terminates his or her tenancy prior to the end of the rental term.

History. --s. 1, ch. 69-282; s. 3, ch. 70-360; s. 1, ch. 72-19; s. 1, ch. 72-43; s. 5, ch. 73-330; s. 1, ch. 74-93; s. 3, ch. 74-146; ss. 1, 2, ch. 75-133; s. 1, ch. 76-15; s. 1, ch. 77-445; s. 20, ch. 79-400; s. 21, ch. 82-66; s. 5, ch. 83-151; s. 13, ch. 83-217; s. 3, ch. 87-195; s. 1, ch. 87 -369; s. 3, ch. 88-379; s. 2, ch. 93-255; s. 5, ch. 94-218; s. 1372, ch. 95-147; s. 1, ch. 96-146; s. 1, ch. 2001-179; s. 53, ch. 2003-164; s. 3, ch. 2013-136.

Note. --Former s. 83.261.

83.50 Disclosure of landlord’s address. --In addition to any other disclosure required by law, the landlord, or a person authorized to enter into a rental agreement on the landlord’s behalf, shall disclose in writing to the tenant, at or before the commencement of the tenancy, the name and address of the landlord or a person authorized to receive notices and demands in the landlord’s behalf. The person so authorized to receive notices and demands retains authority until the tenant is notified otherwise. All notices of such names and addresses or changes thereto shall be delivered to the tenant’s residence or, if specified in writing by the tenant, to any other address.

History. --s. 2, ch. 73-330; s. 443, ch. 95-147; s. 5, ch. 2013-136.

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83.51 Landlord’s obligation to maintain premises. --

(1) The landlord at all times during the tenancy shall:

(a) Comply with the requirements of applicable building, housing, and health codes; or

(b) Where there are no applicable building, housing, or health codes, maintain the roofs, windows, doors, floors, steps, porches, exterior walls, foundations, and all other structural components in good repair and capable of resisting normal forces and loads and the plumbing in reasonable working condition. The landlord, at commencement of the tenancy, must ensure that screens are installed in a reasonable condition. Thereafter, the landlord must repair damage to screens once annually, when necessary, until termination of the rental agreement.

The landlord is not required to maintain a mobile home or other structure owned by the tenant. The landlord’s obligations under this subsection may be altered or modified in writing with respect to a single-family home or duplex.

(2)(a) Unless otherwise agreed in writing, in addition to the requirements of subsection (1), the landlord of a dwelling unit other than a single-family home or duplex shall, at all times during the tenancy, make reasonable provisions for:

1. The extermination of rats, mice, roaches, ants, wood-destroying organisms, and bedbugs. When vacation of the premises is required for such extermination, the landlord is not liable for damages but shall abate the rent. The tenant must temporarily vacate the premises for a period of time not to exceed 4 days, on 7 days’ written notice, if necessary, for extermination pursuant to this subparagraph.

2. Locks and keys.

3. The clean and safe condition of common areas.

4. Garbage removal and outside receptacles therefor.

5. Functioning facilities for heat during winter, running water, and hot water.

(b) Unless otherwise agreed in writing, at the commencement of the tenancy of a single-family home or duplex, the landlord shall install working smoke detection devices. As used in this paragraph, the term “smoke detection device” means an electrical or battery-operated device which detects visible or invisible particles of combustion and which is listed by Underwriters Laboratories, Inc., Factory Mutual Laboratories, Inc., or any other nationally recognized testing laboratory using nationally accepted testing standards.

(c) Nothing in this part authorizes the tenant to raise a noncompliance by the landlord with this subsection as a defense to an action for possession under s. 83.59.

(d) This subsection shall not apply to a mobile home owned by a tenant.

(e) Nothing contained in this subsection prohibits the landlord from providing in the rental agreement that the tenant is obligated to pay costs or charges for garbage removal, water, fuel, or utilities.

(3) If the duty imposed by subsection (1) is the same or greater than any duty imposed by subsection (2), the landlord’s duty is determined by subsection (1).

(4) The landlord is not responsible to the tenant under this section for conditions created or caused by the negligent or wrongful act or omission of the tenant, a member of the tenant’s family, or other person on the premises with the tenant’s consent.

History. --s. 2, ch. 73-330; s. 22, ch. 82-66; s. 4, ch. 87-195; s. 1, ch. 90-133; s. 3, ch. 93-255; s. 444, ch. 95-147; s. 8, ch. 97-95; s. 6, ch.

2013-136.

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83.515 Background screening of apartment employees; employment disqualification. --

(1) The landlord of a public lodging establishment classified under s. 509.242(1)(d) or (e) as a nontransient apartment or transient apartment, respectively, must require that each employee of the establishment undergo a background screening as a condition of employment.

(2) The background screening required under subsection (1) must be performed by a consumer reporting agency in accordance with the federal Fair Credit Reporting Act, and must include a screening of criminal history records and sexual predator and sexual offender registries of all states and the District of Columbia.

(3) A landlord may disqualify a person from employment if the person has been convicted or found guilty of, or entered a plea of guilty or nolo contendere to, regardless of adjudication, any of the following offenses:

(a) A criminal offense involving disregard for the safety of others which, if committed in this state, is a felony or a misdemeanor of the first degree or, if committed in another state, would be a felony or a misdemeanor of the first degree if committed in this state.

(b) A criminal offense committed in any jurisdiction which involves violence, including, but not limited to, murder, sexual battery, robbery, carjacking, home-invasion robbery, and stalking.

83.52 Tenant’s obligation to maintain dwelling unit. --The tenant at all times during the tenancy shall:

(1) Comply with all obligations imposed upon tenants by applicable provisions of building, housing, and health codes. (2) Keep that part of the premises which he or she occupies and uses clean and sanitary.

(3) Remove from the tenant’s dwelling unit all garbage in a clean and sanitary manner.

(4) Keep all plumbing fixtures in the dwelling unit or used by the tenant clean and sanitary and in repair.

(5) Use and operate in a reasonable manner all electrical, plumbing, sanitary, heating, ventilating, air-conditioning and other facilities and appliances, including elevators.

(6) Not destroy, deface, damage, impair, or remove any part of the premises or property therein belonging to the landlord nor permit any person to do so.

(7) Conduct himself or herself, and require other persons on the premises with his or her consent to conduct themselves, in a manner that does not unreasonably disturb the tenant’s neighbors or constitute a breach of the peace.

History. --s. 2, ch. 73-330; s. 445, ch. 95-147.

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83.53 Landlord’s access to dwelling unit. --

(1) The tenant shall not unreasonably withhold consent to the landlord to enter the dwelling unit from time to time in order to inspect the premises; make necessary or agreed repairs, decorations, alterations, or improvements; supply agreed services; or exhibit the dwelling unit to prospective or actual purchasers, mortgagees, tenants, workers, or contractors.

(2) The landlord may enter the dwelling unit at any time for the protection or preservation of the premises. The landlord may enter the dwelling unit upon reasonable notice to the tenant and at a reasonable time for the purpose of repair of the premises. “Reasonable notice” for the purpose of repair is notice given at least 24 hours prior to the entry, and reasonable time for the purpose of repair shall be between the hours of 7: 30 a. m. and 8: 00 p. m. The landlord may enter the dwelling unit when necessary for the further purposes set forth in subsection (1) under any of the following circumstances:

(a) With the consent of the tenant;

(b) In case of emergency;

(c) When the tenant unreasonably withholds consent; or

(d) If the tenant is absent from the premises for a period of time equal to one-half the time for periodic rental payments. If the rent is current and the tenant notifies the landlord of an intended absence, then the landlord may enter only with the consent of the tenant or for the protection or preservation of the premises.

(3) The landlord shall not abuse the right of access nor use it to harass the tenant.

History. --s. 2, ch. 73-330; s. 5, ch. 87-195; s. 4, ch. 93-255; s. 446, ch. 95-147.

83.535 Flotation bedding system; restrictions on use. --No landlord may prohibit a tenant from using a flotation bedding system in a dwelling unit, provided the flotation bedding system does not violate applicable building codes. The tenant shall be required to carry in the tenant’s name flotation insurance as is standard in the industry in an amount deemed reasonable to protect the tenant and owner against personal injury and property damage to the dwelling units. In any case, the policy shall carry a loss payable clause to the owner of the building.

History. --s. 7, ch. 82-66; s. 5, ch. 93-255.

83.54 Enforcement of rights and duties; civil action; criminal offenses. --Any right or duty declared in this part is enforceable by civil action. A right or duty enforced by civil action under this section does not preclude prosecution for a criminal offense related to the lease or leased property.

History. --s. 2, ch. 73-330; s. 7, ch. 2013-136.

83.55 Right of action for damages. --If either the landlord or the tenant fails to comply with the requirements of the rental agreement or this part, the aggrieved party may recover the damages caused by the noncompliance.

History. --s. 2, ch. 73-330.

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83.56 Termination of rental agreement. --

(1) If the landlord materially fails to comply with s. 83.51(1) or material provisions of the rental agreement within 7 days after delivery of written notice by the tenant specifying the noncompliance and indicating the intention of the tenant to terminate the rental agreement by reason thereof, the tenant may terminate the rental agreement. If the failure to comply with s. 83.51(1) or material provisions of the rental agreement is due to causes beyond the control of the landlord and the landlord has made and continues to make every reasonable effort to correct the failure to comply, the rental agreement may be terminated or altered by the parties, as follows:

(a) If the landlord’s failure to comply renders the dwelling unit untenantable and the tenant vacates, the tenant shall not be liable for rent during the period the dwelling unit remains uninhabitable.

(b) If the landlord’s failure to comply does not render the dwelling unit untenantable and the tenant remains in occupancy, the rent for the period of noncompliance shall be reduced by an amount in proportion to the loss of rental value caused by the noncompliance.

(2) If the tenant materially fails to comply with s. 83.52 or material provisions of the rental agreement, other than a failure to pay rent, or reasonable rules or regulations, the landlord may:

(a) If such noncompliance is of a nature that the tenant should not be given an opportunity to cure it or if the noncompliance constitutes a subsequent or continuing noncompliance within 12 months of a written warning by the landlord of a similar violation, deliver a written notice to the tenant specifying the noncompliance and the landlord’s intent to terminate the rental agreement by reason thereof. Examples of noncompliance which are of a nature that the tenant should not be given an opportunity to cure include, but are not limited to, destruction, damage, or misuse of the landlord’s or other tenants’ property by intentional act or a subsequent or continued unreasonable disturbance. In such event, the landlord may terminate the rental agreement, and the tenant shall have 7 days from the date that the notice is delivered to vacate the premises. The notice shall be in substantially the following form:

You are advised that your lease is terminated effective immediately. You shall have 7 days from the delivery of this letter to vacate the premises. This action is taken because (cite the noncompliance).

(b) If such noncompliance is of a nature that the tenant should be given an opportunity to cure it, deliver a written notice to the tenant specifying the noncompliance, including a notice that, if the noncompliance is not corrected within 7 days from the date that the written notice is delivered, the landlord shall terminate the rental agreement by reason thereof. Examples of such noncompliance include, but are not limited to, activities in contravention of the lease or this part such as having or permitting unauthorized pets, guests, or vehicles; parking in an unauthorized manner or permitting such parking; or failing to keep the premises clean and sanitary. If such noncompliance recurs within 12 months after notice, an eviction action may commence without delivering a subsequent notice pursuant to paragraph (a) or this paragraph. The notice shall be in substantially the following form:

You are hereby notified that (cite the noncompliance). Demand is hereby made that you remedy the noncompliance within 7 days of receipt of this notice or your lease shall be deemed terminated and you shall vacate the premises upon such termination. If this same conduct or conduct of a similar nature is repeated within 12 months, your tenancy is subject to termination without further warning and without your being given an opportunity to cure the noncompliance.

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(3) If the tenant fails to pay rent when due and the default continues for 3 days, excluding Saturday, Sunday, and legal holidays, after delivery of written demand by the landlord for payment of the rent or possession of the premises, the landlord may terminate the rental agreement. Legal holidays for the purpose of this section shall be court-observed holidays only. The 3-day notice shall contain a statement in substantially the following form:

You are hereby notified that you are indebted to me in the sum of _______dollars for the rent and use of the premises (address of leased premises, including county), Florida, now occupied by you and that I demand payment of the rent or possession of the premises within 3 days (excluding Saturday, Sunday, and legal holidays) from the date of delivery of this notice, to wit: on or before the day of         , (year)      .

(landlord’s name, address and phone number)

(4) The delivery of the written notices required by subsections (1), (2), and (3) shall be by mailing or delivery of a true copy thereof or, if the tenant is absent from the premises, by leaving a copy thereof at the residence. The notice requirements of subsections (1), (2), and

(3) may not be waived in the lease.

(5)(a) If the landlord accepts rent with actual knowledge of a noncompliance by the tenant or accepts performance by the tenant of any other provision of the rental agreement that is at variance with its provisions, or if the tenant pays rent with actual knowledge of a noncompliance by the landlord or accepts performance by the landlord of any other provision of the rental agreement that is at variance with its provisions, the landlord or tenant waives his or her right to terminate the rental agreement or to bring a civil action for that noncompliance, but not for any subsequent or continuing noncompliance. However, a landlord does not waive the right to terminate the rental agreement or to bring a civil action for that noncompliance by accepting partial rent for the period. If partial rent is accepted after posting the notice for nonpayment, the landlord must:

1. Provide the tenant with a receipt stating the date and amount received and the agreed upon date and balance of rent due before filing an action for possession;

2. Place the amount of partial rent accepted from the tenant in the registry of the court upon filing the action for possession; or

3. Post a new 3-day notice reflecting the new amount due.

(b) Any tenant who wishes to defend against an action by the landlord for possession of the unit for noncompliance of the rental agreement or of relevant statutes must comply with s. 83.60(2). The court may not set a date for mediation or trial unless the provisions of s. 83.60(2) have been met, but must enter a default judgment for removal of the tenant with a writ of possession to issue immediately if the tenant fails to comply with s. 83.60(2).

(c) This subsection does not apply to that portion of rent subsidies received from a local, state, or national government or an agency of local, state, or national government; however, waiver will occur if an action has not been instituted within 45 days after the landlord obtains actual knowledge of the noncompliance.

(6) If the rental agreement is terminated, the landlord shall comply with s. 83.49(3).

History. --s. 2, ch. 73-330; s. 23, ch. 82-66; s. 6, ch. 83-151; s. 14, ch. 83-217; s. 6, ch. 87-195; s. 6, ch. 93-255; s. 6, ch. 94-170; s. 1373, ch. 95-147; s. 5, ch. 99-6; s. 8, ch. 2013-136.

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83.5615 Termination of rental agreement upon foreclosure. --

(1) If a tenant is occupying residential premises that are the subject of a foreclosure sale, upon issuance of a certificate of title following the sale, the purchaser named in the certificate of title takes title to the residential premises subject to the rights of the tenant under this section.

(a) The tenant may remain in possession of the premises for 30 days following the date of the purchaser’s delivery of a written 30-day notice of termination.

(b) The tenant is entitled to the protections of s. 83.67.

(c) The 30-day notice of termination must be in substantially the following form:

NOTICE TO TENANT OF TERMINATION

You are hereby notified that your rental agreement is terminated on the date of delivery of this notice, that your occupancy is terminated 30 days following the date of the delivery of this notice, and that I demand possession of the premises on (date). If you do not vacate the premises by that date, I will ask the court for an order allowing me to remove you and your belongings from the premises. You are obligated to pay rent during the 30-day period for any amount that might accrue during that period. Your rent must be delivered to (landlord’s name and address).

(d) The 30-day notice of termination shall be delivered in the same manner as provided in s. 83.56(4).

(2) The purchaser at the foreclosure sale may apply to the court for a writ of possession based upon a sworn affidavit that the 30-day notice of termination was delivered to the tenant and the tenant has failed to vacate the premises at the conclusion of the 30-day period. If the court awards a writ of possession, the writ must be served on the tenant. The writ of possession shall be governed by s. 83.62.

(3) This section does not apply if:

(a) The tenant is the mortgagor in the subject foreclosure or is the child, spouse, or parent of the mortgagor in the subject foreclosure.

(b) The tenant’s rental agreement is not the result of an arm’s length transaction.

(c) The tenant’s rental agreement allows the tenant to pay rent that is substantially less than the fair market rent for the premises, unless the rent is reduced or subsidized due to a federal, state, or local subsidy.

(4) A purchaser at a foreclosure sale of a residential premises occupied by a tenant does not assume the obligations of a landlord, except as provided in paragraph (1)(b), unless or until the purchaser assumes an existing rental agreement with the tenant that has not ended or enters into a new rental agreement with the tenant.

History. --s. 1, ch. 2015-96.

83.57 Termination of tenancy without specific term. --A tenancy without a specific duration, as defined in s. 83.46(2) or (3), may be terminated by either party giving written notice in the manner provided in s. 83.56(4), as follows:

(1) When the tenancy is from year to year, by giving not less than 60 days’ notice prior to the end of any annual period;

(2) When the tenancy is from quarter to quarter, by giving not less than 30 days’ notice prior to the end of any quarterly period;

(3) When the tenancy is from month to month, by giving not less than 15 days’ notice prior to the end of any monthly period; and

(4) When the tenancy is from week to week, by giving not less than 7 days’ notice prior to the end of any weekly period.

History. --s. 2, ch. 73-330; s. 3, ch. 81-190; s. 15, ch. 83-217.

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83.575 Termination of tenancy with specific duration. --

(1) A rental agreement with a specific duration may contain a provision requiring the tenant to notify the landlord within a specified period before vacating the premises at the end of the rental agreement, if such provision requires the landlord to notify the tenant within such notice period if the rental agreement will not be renewed; however, a rental agreement may not require more than 60 days’ notice from either the tenant or the landlord.

(2) A rental agreement with a specific duration may provide that if a tenant fails to give the required notice before vacating the premises at the end of the rental agreement, the tenant may be liable for liquidated damages as specified in the rental agreement if the landlord provides written notice to the tenant specifying the tenant’s obligations under the notification provision contained in the lease and the date the rental agreement is terminated. The landlord must provide such written notice to the tenant within 15 days before the start of the notification period contained in the lease. The written notice shall list all fees, penalties, and other charges applicable to the tenant under this subsection.

(3) If the tenant remains on the premises with the permission of the landlord after the rental agreement has terminated and fails to give notice required under s. 83.57(3), the tenant is liable to the landlord for an additional 1 month’s rent.

History. --s. 3, ch. 2003-30; s. 1, ch. 2004-375; s. 9, ch. 2013-136.

83.58 Remedies; tenant holding over. --If the tenant holds over and continues in possession of the dwelling unit or any part thereof after the expiration of the rental agreement without the permission of the landlord, the landlord may recover possession of the dwelling unit in the manner provided for in s. 83.59. The landlord may also recover double the amount of rent due on the dwelling unit, or any part thereof, for the period during which the tenant refuses to surrender possession.

History. --s. 2, ch. 73-330; s. 10, ch. 2013-136.

83.59 Right of action for possession. --

(1) If the rental agreement is terminated and the tenant does not vacate the premises, the landlord may recover possession of the dwelling unit as provided in this section.

(2) A landlord, the landlord’s attorney, or the landlord’s agent, applying for the removal of a tenant, shall file in the county court of the county where the premises are situated a complaint describing the dwelling unit and stating the facts that authorize its recovery. A landlord’s agent is not permitted to take any action other than the initial filing of the complaint, unless the landlord’s agent is an attorney. The landlord is entitled to the summary procedure provided in s. 51.011, and the court shall advance the cause on the calendar.

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(3) The landlord shall not recover possession of a dwelling unit except:

(a) In an action for possession under subsection (2) or other civil action in which the issue of right of possession is determined;

(b) When the tenant has surrendered possession of the dwelling unit to the landlord;

(c) When the tenant has abandoned the dwelling unit. In the absence of actual knowledge of abandonment, it shall be presumed that the tenant has abandoned the dwelling unit if he or she is absent from the premises for a period of time equal to one-half the time for periodic rental payments. However, this presumption does not apply if the rent is current or the tenant has notified the landlord, in writing, of an intended absence; or

(d) When the last remaining tenant of a dwelling unit is deceased, personal property remains on the premises, rent is unpaid, at least 60 days have elapsed following the date of death, and the landlord has not been notified in writing of the existence of a probate estate or of the name and address of a personal representative. This paragraph does not apply to a dwelling unit used in connection with a federally administered or regulated housing program, including programs under s. 202, s. 221(d)(3) and (4), s. 236, or s. 8 of the National Housing Act, as amended.

(4) The prevailing party is entitled to have judgment for costs and execution therefor.

History. --s. 2, ch. 73-330; s. 1, ch. 74-146; s. 24, ch. 82-66; s. 1, ch. 92-36; s. 447, ch. 95-147; s. 1, ch. 2007-136; s. 11, ch. 2013-136.

83.595 Choice of remedies upon breach or early termination by tenant. --If the tenant breaches the rental agreement for the dwelling unit and the landlord has obtained a writ of possession, or the tenant has surrendered possession of the dwelling unit to the landlord, or the tenant has abandoned the dwelling unit, the landlord may:

(1) Treat the rental agreement as terminated and retake possession for his or her own account, thereby terminating any further liability of the tenant;

(2) Retake possession of the dwelling unit for the account of the tenant, holding the tenant liable for the difference between the rent stipulated to be paid under the rental agreement and what the landlord is able to recover from a reletting. If the landlord retakes possession, the landlord has a duty to exercise good faith in attempting to relet the premises, and any rent received by the landlord as a result of the reletting must be deducted from the balance of rent due from the tenant. For purposes of this subsection, the term “good faith in attempting to relet the premises” means that the landlord uses at least the same efforts to relet the premises as were used in the initial rental or at least the same efforts as the landlord uses in attempting to rent other similar rental units but does not require the landlord to give a preference in renting the premises over other vacant dwelling units that the landlord owns or has the responsibility to rent;

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(3) Stand by and do nothing, holding the lessee liable for the rent as it comes due; or

(4) Charge liquidated damages, as provided in the rental agreement, or an early termination fee to the tenant if the landlord and tenant have agreed to liquidated damages or an early termination fee, if the amount does not exceed 2 months’ rent, and if, in the case of an early termination fee, the tenant is required to give no more than 60 days’ notice, as provided in the rental agreement, prior to the proposed date of early termination. This remedy is available only if the tenant and the landlord, at the time the rental agreement was made, indicated acceptance of liquidated damages or an early termination fee. The tenant must indicate acceptance of liquidated damages or an early termination fee by signing a separate addendum to the rental agreement containing a provision in substantially the following form:

☐	I agree, as provided in the rental agreement, to pay $ (an amount that does not exceed 2 months’ rent) as liquidated damages or an early termination fee if I elect to terminate the rental agreement, and the landlord waives the right to seek additional rent beyond the month in which the landlord retakes possession.

☐	I do not agree to liquidated damages or an early termination fee, and I acknowledge that the landlord may seek damages as provided by law.

(a) In addition to liquidated damages or an early termination fee, the landlord is entitled to the rent and other charges accrued through the end of the month in which the landlord retakes possession of the dwelling unit and charges for damages to the dwelling unit.

(b) This subsection does not apply if the breach is failure to give notice as provided in s. 83.575.

History. --s. 2, ch. 87-369; s. 4, ch. 88-379; s. 448, ch. 95-147; s. 2, ch. 2008-131.

83.60 Defenses to action for rent or possession; procedure. --

(1)(a) In an action by the landlord for possession of a dwelling unit based upon nonpayment of rent or in an action by the landlord under s. 83.55 seeking to recover unpaid rent, the tenant may defend upon the ground of a material noncompliance with s. 83.51(1), or may raise any other defense, whether legal or equitable, that he or she may have, including the defense of retaliatory conduct in accordance with s. 83.64. The landlord must be given an opportunity to cure a deficiency in a notice or in the pleadings before dismissal of the action.

(b) The defense of a material noncompliance with s. 83.51(1) may be raised by the tenant if 7 days have elapsed after the delivery of written notice by the tenant to the landlord, specifying the noncompliance and indicating the intention of the tenant not to pay rent by reason thereof. Such notice by the tenant may be given to the landlord, the landlord’s representative as designated pursuant to s. 83.50, a resident manager, or the person or entity who collects the rent on behalf of the landlord. A material noncompliance with s. 83.51(1) by the landlord is a complete defense to an action for possession based upon nonpayment of rent, and, upon hearing, the court or the jury, as the case may be, shall determine the amount, if any, by which the rent is to be reduced to reflect the diminution in value of the dwelling unit during the period of noncompliance with s. 83.51(1). After consideration of all other relevant issues, the court shall enter appropriate judgment.

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(2) In an action by the landlord for possession of a dwelling unit, if the tenant interposes any defense other than payment, including, but not limited to, the defense of a defective 3-day notice, the tenant shall pay into the registry of the court the accrued rent as alleged in the complaint or as determined by the court and the rent that accrues during the pendency of the proceeding, when due. The clerk shall notify the tenant of such requirement in the summons. Failure of the tenant to pay the rent into the registry of the court or to file a motion to determine the amount of rent to be paid into the registry within 5 days, excluding Saturdays, Sundays, and legal holidays, after the date of service of process constitutes an absolute waiver of the tenant’s defenses other than payment, and the landlord is entitled to an immediate default judgment for removal of the tenant with a writ of possession to issue without further notice or hearing thereon. If a motion to determine rent is filed, documentation in support of the allegation that the rent as alleged in the complaint is in error is required. Public housing tenants or tenants receiving rent subsidies are required to deposit only that portion of the full rent for which they are responsible pursuant to the federal, state, or local program in which they are participating.

History. --s. 2, ch. 73-330; s. 7, ch. 83-151; s. 7, ch. 87-195; s. 7, ch. 93-255; s. 7, ch. 94-170; s. 1374, ch. 95-147; s. 12, ch. 2013-136.

83.61 Disbursement of funds in registry of court; prompt final hearing. --When the tenant has deposited funds into the registry of the court in accordance with the provisions of s. 83.60(2) and the landlord is in actual danger of loss of the premises or other personal hardship resulting from the loss of rental income from the premises, the landlord may apply to the court for disbursement of all or part of the funds or for prompt final hearing. The court shall advance the cause on the calendar. The court, after preliminary hearing, may award all or any portion of the funds on deposit to the landlord or may proceed immediately to a final resolution of the cause.

History. --s. 2, ch. 73-330; s. 2, ch. 74-146.

83.62 Restoration of possession to landlord. --

(1) In an action for possession, after entry of judgment in favor of the landlord, the clerk shall issue a writ to the sheriff describing the premises and commanding the sheriff to put the landlord in possession after 24 hours’ notice conspicuously posted on the premises. Saturdays, Sundays, and legal holidays do not stay the 24-hour notice period.

(2) At the time the sheriff executes the writ of possession or at any time thereafter, the landlord or the landlord’s agent may remove any personal property found on the premises to or near the property line. Subsequent to executing the writ of possession, the landlord may request the sheriff to stand by to keep the peace while the landlord changes the locks and removes the personal property from the premises. When such a request is made, the sheriff may charge a reasonable hourly rate, and the person requesting the sheriff to stand by to keep the peace shall be responsible for paying the reasonable hourly rate set by the sheriff. Neither the sheriff nor the landlord or the landlord’s agent shall be liable to the tenant or any other party for the loss, destruction, or damage to the property after it has been removed.

History. --s. 2, ch. 73-330; s. 3, ch. 82-66; s. 5, ch. 88-379; s. 8, ch. 94-170; s. 1375, ch. 95-147; s. 2, ch. 96-146; s. 13, ch. 2013-136.

83.625 Power to award possession and enter money judgment. --In an action by the landlord for possession of a dwelling unit based upon nonpayment of rent, if the court finds the rent is due, owing, and unpaid and by reason thereof the landlord is entitled to possession of the premises, the court, in addition to awarding possession of the premises to the landlord, shall direct, in an amount which is within its jurisdictional limitations, the entry of a money judgment with costs in favor of the landlord and against the tenant for the amount of money found due, owing, and unpaid by the tenant to the landlord. However, no money judgment shall be entered unless service of process has been effected by personal service or, where authorized by law, by certified or registered mail, return receipt, or in any other manner prescribed by law or the rules of the court; and no money judgment may be entered except in compliance with the Florida Rules of Civil Procedure. The prevailing party in the action may also be awarded attorney’s fees and costs.

History. --s. 1, ch. 75-147; s. 8, ch. 87-195; s. 6, ch. 88-379.

83.63 Casualty damage. --If the premises are damaged or destroyed other than by the wrongful or negligent acts of the tenant so that the enjoyment of the premises is substantially impaired, the tenant may terminate the rental agreement and immediately vacate the premises. The tenant may vacate the part of the premises rendered unusable by the casualty, in which case the tenant’s liability for rent shall be reduced by the fair rental value of that part of the premises damaged or destroyed. If the rental agreement is terminated, the landlord shall comply with s. 83.49(3).

History. --s. 2, ch. 73-330; s. 449, ch. 95-147; s. 14, ch. 2013-136.

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83.64 Retaliatory conduct. --

(1) It is unlawful for a landlord to discriminatorily increase a tenant’s rent or decrease services to a tenant, or to bring or threaten to bring an action for possession or other civil action, primarily because the landlord is retaliating against the tenant. In order for the tenant to raise the defense of retaliatory conduct, the tenant must have acted in good faith. Examples of conduct for which the landlord may not retaliate include, but are not limited to, situations where:

(a) The tenant has complained to a governmental agency charged with responsibility for enforcement of a building, housing, or health code of a suspected violation applicable to the premises;

(b) The tenant has organized, encouraged, or participated in a tenant organization;

(c) The tenant has complained to the landlord pursuant to s. 83.56(1);

(d) The tenant is a servicemember who has terminated a rental agreement pursuant to s. 83.682;

(e) The tenant has paid rent to a condominium, cooperative, or homeowners’ association after demand from the association in order to pay the landlord’s obligation to the association; or

(f) The tenant has exercised his or her rights under local, state, or federal fair housing laws.

(2) Evidence of retaliatory conduct may be raised by the tenant as a defense in any action brought against him or her for possession.

(3) In any event, this section does not apply if the landlord proves that the eviction is for good cause. Examples of good cause include, but are not limited to, good faith actions for nonpayment of rent, violation of the rental agreement or of reasonable rules, or violation of the terms of this chapter.

(4) “Discrimination” under this section means that a tenant is being treated differently as to the rent charged, the services rendered, or the action being taken by the landlord, which shall be a prerequisite to a finding of retaliatory conduct.

History. --s. 8, ch. 83-151; s. 450, ch. 95-147; s. 3, ch. 2003-72; s. 15, ch. 2013-136.

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83.67 Prohibited practices. --

(1) A landlord of any dwelling unit governed by this part shall not cause, directly or indirectly, the termination or interruption of any utility service furnished the tenant, including, but not limited to, water, heat, light, electricity, gas, elevator, garbage collection, or refrigeration, whether or not the utility service is under the control of, or payment is made by, the landlord.

(2) A landlord of any dwelling unit governed by this part shall not prevent the tenant from gaining reasonable access to the dwelling unit by any means, including, but not limited to, changing the locks or using any bootlock or similar device.

(3) A landlord of any dwelling unit governed by this part shall not discriminate against a servicemember in offering a dwelling unit for rent or in any of the terms of the rental agreement.

(4) A landlord shall not prohibit a tenant from displaying one portable, removable, cloth or plastic United States flag, not larger than 4 and 1/2 feet by 6 feet, in a respectful manner in or on the dwelling unit regardless of any provision in the rental agreement dealing with flags or decorations. The United States flag shall be displayed in accordance with s. 83.52(6). The landlord is not liable for damages caused by a United States flag displayed by a tenant. Any United States flag may not infringe upon the space rented by any other tenant.

(5) A landlord of any dwelling unit governed by this part shall not remove the outside doors, locks, roof, walls, or windows of the unit except for purposes of maintenance, repair, or replacement; and the landlord shall not remove the tenant’s personal property from the dwelling unit unless such action is taken after surrender, abandonment, recovery of possession of the dwelling unit due to the death of the last remaining tenant in accordance with s. 83.59(3)(d), or a lawful eviction. If provided in the rental agreement or a written agreement separate from the rental agreement, upon surrender or abandonment by the tenant, the landlord is not required to comply with s. 715.104 and is not liable or responsible for storage or disposition of the tenant’s personal property; if provided in the rental agreement, there must be printed or clearly stamped on such rental agreement a legend in substantially the following form:

BY SIGNING THIS RENTAL AGREEMENT, THE TENANT AGREES THAT UPON SURRENDER, ABANDONMENT, OR RECOVERY OF POSSESSION OF THE DWELLING UNIT DUE TO THE DEATH OF THE LAST REMAINING TENANT, AS PROVIDED BY CHAPTER 83, FLORIDA STATUTES, THE LANDLORD SHALL NOT BE LIABLE OR RESPONSIBLE FOR STORAGE OR DISPOSITION OF THE TENANT’S PERSONAL PROPERTY.

For the purposes of this section, abandonment shall be as set forth in s. 83.59(3)(c).

(6) A landlord who violates any provision of this section shall be liable to the tenant for actual and consequential damages or 3 months’ rent, whichever is greater, and costs, including attorney’s fees. Subsequent or repeated violations that are not contemporaneous with the initial violation shall be subject to separate awards of damages.

(7) A violation of this section constitutes irreparable harm for the purposes of injunctive relief.

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(8) The remedies provided by this section are not exclusive and do not preclude the tenant from pursuing any other remedy at law or equity that the tenant may have. The remedies provided by this section shall also apply to a servicemember who is a prospective tenant who has been discriminated against under subsection (3).

History. --s. 3, ch. 87-369; s. 7, ch. 88-379; s. 3, ch. 90-133; s. 3, ch. 96-146; s. 2, ch. 2001-179; s. 2, ch. 2003-30; s. 4, ch. 2003-72; s. 1, ch. 2004-236; s. 2, ch. 2007-136.

83.681 Orders to enjoin violations of this part. --

(1) A landlord who gives notice to a tenant of the landlord’s intent to terminate the tenant’s lease pursuant to s. 83.56(2)(a), due to the tenant’s intentional destruction, damage, or misuse of the landlord’s property may petition the county or circuit court for an injunction prohibiting the tenant from continuing to violate any of the provisions of that part.

(2) The court shall grant the relief requested pursuant to subsection (1) in conformity with the principles that govern the granting of injunctive relief from threatened loss or damage in other civil cases.

(3) Evidence of a tenant’s intentional destruction, damage, or misuse of the landlord’s property in an amount greater than twice the value of money deposited with the landlord pursuant to s. 83.49 or $300, whichever is greater, shall constitute irreparable harm for the purposes of injunctive relief.

History. --s. 8, ch. 93-255; s. 451, ch. 95-147.

83.682 Termination of rental agreement by a servicemember. --

(1) Any servicemember may terminate his or her rental agreement by providing the landlord with a written notice of termination to be effective on the date stated in the notice that is at least 30 days after the landlord’s receipt of the notice if any of the following criteria are met:

(a) The servicemember is required, pursuant to a permanent change of station orders, to move 35 miles or more from the location of the rental premises;

(b) The servicemember is prematurely or involuntarily discharged or released from active duty or state active duty;

(c) The servicemember is released from active duty or state active duty after having leased the rental premises while on active duty or state active duty status and the rental premises is 35 miles or more from the servicemember’s home of record prior to entering active duty or state active duty;

(d) After entering into a rental agreement, the servicemember receives military orders requiring him or her to move into government quarters or the servicemember becomes eligible to live in and opts to move into government quarters;

(e) The servicemember receives temporary duty orders, temporary change of station orders, or state active duty orders to an area 35 miles or more from the location of the rental premises, provided such orders are for a period exceeding 60 days; or

(f) The servicemember has leased the property, but prior to taking possession of the rental premises, receives a change of orders to an area that is 35 miles or more from the location of the rental premises.

(2) The notice to the landlord must be accompanied by either a copy of the official military orders or a written verification signed by the servicemember’s commanding officer.

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(3) In the event a servicemember dies during active duty, an adult member of his or her immediate family may terminate the servicemember’s rental agreement by providing the landlord with a written notice of termination to be effective on the date stated in the notice that is at least 30 days after the landlord’s receipt of the notice. The notice to the landlord must be accompanied by either a copy of the official military orders showing the servicemember was on active duty or a written verification signed by the servicemember’s commanding officer and a copy of the servicemember’s death certificate.

(4) Upon termination of a rental agreement under this section, the tenant is liable for the rent due under the rental agreement prorated to the effective date of the termination payable at such time as would have otherwise been required by the terms of the rental agreement. The tenant is not liable for any other rent or damages due to the early termination of the tenancy as provided for in this section. Notwithstanding any provision of this section to the contrary, if a tenant terminates the rental agreement pursuant to this section 14 or more days prior to occupancy, no damages or penalties of any kind will be assessable.

(5) The provisions of this section may not be waived or modified by the agreement of the parties under any circumstances.

History. --s. 6, ch. 2001-179; s. 1, ch. 2002-4; s. 1, ch. 2003-30; s. 5, ch. 2003-72.

83.683 Rental application by a servicemember. --

(1) If a landlord requires a prospective tenant to complete a rental application before residing in a rental unit, the landlord must complete processing of a rental application submitted by a prospective tenant who is a servicemember, as defined in s. 250.01, within 7 days after submission and must, within that 7-day period, notify the servicemember in writing of an application approval or denial and, if denied, the reason for denial. Absent a timely denial of the rental application, the landlord must lease the rental unit to the servicemember if all other terms of the application and lease are complied with.

(2) If a condominium association, as defined in chapter 718, a cooperative association, as defined in chapter 719, or a homeowners’ association, as defined in chapter 720, requires a prospective tenant of a condominium unit, cooperative unit, or parcel within the association’s control to complete a rental application before residing in a rental unit or parcel, the association must complete processing of a rental application submitted by a prospective tenant who is a servicemember, as defined in s. 250.01, within 7 days after submission and must, within that 7-day period, notify the servicemember in writing of an application approval or denial and, if denied, the reason for the denial. Absent timely denial of the rental application, the association must allow the unit or parcel owner to lease the rental unit or parcel to the servicemember and the landlord must lease the unit or parcel to the servicemember if all other terms of the application and lease are complied with.

(3) The provisions of this section may not be waived or modified by the agreement of the parties under any circumstances.

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